UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2010

The Student Loan Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-11616	16-1427135
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

750 Washington Boulevard
Stamford, Connecticut __________________________________		06901 ______________________
(Address of principal executive offices)		(Zip Code)

(203) 975-6320 ________________________________________
(Registrant's telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 17, 2010, The Student Loan Corporation (SLC or the Company), an 80% owned subsidiary of Citibank, N.A. (CBNA), entered into an Agreement and Plan of Merger (Merger Agreement) pursuant to which (i) a wholly-owned subsidiary of Discover Bank (Discover) (a wholly-owned subsidiary of Discover Financial Services) will be merged with and into SLC with SLC continuing as the surviving corporation (Merger), and (ii) Discover will become the owner of SLC's private student loan business including residual interests in three securitization trusts which hold approximately $4 billion of private education loans.  Under separate agreements also dated as of September 17, 2010, (i) SLM Corporation (Sallie Mae) will acquire from SLC residual interests in securitization trusts and an ownership interest in a special purpose subsidiary which collectively hold $28 billion of securitized or pledged Federal Family Education Loan Program (FFELP) loans and other related assets and (ii) CBNA will acquire SLC’s unsecuritized FFELP loans and private education loans as well as certain other assets, including the residual interests in one private education loan securitization trust and one FFELP loan securitization trust. Under the terms of the Merger Agreement, each share of SLC common stock issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive $30.00 in cash.

Pursuant to the Merger Agreement, Discover has agreed to pay approximately $600 million in cash or $30 per share (the Merger Consideration) to acquire SLC’s private student loan business, including residual interests in SLC Private Student Loan Trust 2006-A, SLC Private Student Loan Trust 2010-A and SLC Private Student Loan Trust 2010-B (the SLC Private Student Loan Trusts). Discover will also be acquiring SLC’s origination and servicing platform, and intellectual property and sub-servicing rights.  Under the terms of the Merger Agreement, all SLC employees will become Discover employees when the transaction closes.

Pursuant to the Asset Purchase Agreement by and among SLC, CBNA, Citibank (South Dakota) National Association, SLC Student Loan Receivables I, Inc., Bull Run 1 LLC, SLM Education Credit Finance Corporation and Sallie Mae, dated as of September 17, 2010 (the Sallie Mae Asset Purchase Agreement), Sallie Mae will acquire SLC’s residual interest in and servicing rights for 13 FFELP securitization trusts holding approximately $18 billion of FFELP Loans and other assets as well as all the limited liability company interest in SLC Conduit I LLC, which owns approximately $10 billion in FFELP loans funded through the U.S. Government’s Straight-A Funding, LLC.  The Sallie Mae Asset Purchase Agreement provides that Sallie Mae will pay to SLC the sum of the Certificate Purchase Price and the Conduit Purchase Price (as such terms are defined in the Sallie Mae Asset Purchase Agreement) and repay an existing subordinated loan between SLC Conduit I LLC and SLC in consideration of the assets being acquired by Sallie Mae thereunder.  CBNA is providing a senior secured term loan facility in an amount up to $1.2 billion to Bull Run 1 LLC, a newly formed Sallie Mae subsidiary, to finance the acquisition.

Pursuant to the Asset Purchase Agreement by and among SLC, CBNA, Citibank (South Dakota) National Association, and SLC Student Loan Receivables I, Inc., dated as of September 17, 2010 (the CBNA Asset Purchase Agreement), CBNA will acquire from SLC (i) approximately $5 billion of unsecuritized FFELP and private education loans, (ii) residual interests in and servicing rights for one securitization trust holding approximately $2 billion of private education loans and a second securitization trust holding approximately $800 million of FFELP loans, and (iii) other assets and liabilities, including the shares of SLC Student Loan Receivables I, Inc., the depositor for the securitization trusts.  The CBNA Asset Purchase Agreement provides that CBNA will pay to SLC the Purchase Price, which is an amount equal to the aggregate principal amount outstanding under SLC's Omnibus Credit Agreement together with all accrued and unpaid interest, excluding any termination fees related to early prepayment thereof (after taking into account the application of the proceeds to SLC under the Sallie Mae Asset Purchase Agreement), subject to certain adjustments as described in the CBNA Asset Purchase Agreement.

Concurrently with the entry into the Merger Agreement, SLC, CBNA and Discover also entered into a Purchase Price Adjustment Agreement.  Under the Purchase Price Adjustment Agreement, CBNA has agreed to pay Discover the amount, if any, by which the aggregate Merger Consideration exceeds the closing purchase price of the securitization trust certificates, plus the absolute value of all reimbursable liabilities, less all cash or cash equivalents reflected on the closing balance sheet (excluding any cash and cash equivalents taken into account in determining the closing purchase price of the securitization trust certificates). If the aggregate Merger Consideration is less than such amount, Discover would make a payment in an amount equal to the difference to CBNA.

Each of the Merger Agreement, the Sallie Mae Asset Purchase Agreement, and the CBNA Asset Purchase Agreement (collectively, the Agreements) is conditioned on the successful closing of the others. In addition, the closing of the transactions contemplated by the Agreements is subject to the satisfaction or waiver of customary closing conditions (including, among others, shareholder approval for the Merger Agreement and the Sallie Mae Asset Purchase Agreement). The Merger is conditioned upon repayment and termination of the Company's Omnibus Credit Agreement.

On September 17, 2010, CBNA entered into a Voting and Support Agreement with Sallie Mae and Discover (the Voting Agreement) which requires CBNA, subject to conditions thereof, to vote its shares of common stock in the Company in favor of approval of the Sallie Mae Asset Purchase Agreement and in favor of the approval of the Merger Agreement and Merger. The closing of the transactions contemplated by the Agreements is anticipated to occur during the fourth quarter of 2010.

Upon the closing of the transactions contemplated by the Agreements, the parties will enter into certain ancillary agreements, including, among others those relating to servicing and sub-servicing, technology infrastructure and services and facilities.

The foregoing description of the contemplated transactions and the related agreements does not purport to be complete and is qualified in its entirety by reference to the copies of the agreements filed as Exhibits 10.1 – 10.4 and 99.1 hereto.

Item 2.06 Material Impairments.

As a result of the Agreements described in Item 1.01 above, the Company has transferred loans to be sold to CBNA and Sallie Mae into loans held for sale, which are required to be recorded at the lower of cost or fair value. The Company determined the fair value of these loans and, on September 17, 2010, concluded that certain of these student loan portfolios have become impaired. Based on the terms of the Agreements, the Company expects to record a pre-tax impairment charge in the third quarter of 2010 of approximately $0.8 to $1.0 billion to reduce the carrying value of these portfolios to the lower of cost or fair value. The Company expects to record a pre-tax gain of approximately $400 to $600 million upon closing of the transactions contemplated by the Agreements. The actual losses and impairment charges recorded could differ materially from these estimates based on various factors, including failure to satisfy closing conditions, additional costs incurred in connection with the sale of these assets or changes in the composition or amounts of the net assets sold.  These non-cash impairment charges will have no effect on the Company’s cash balances or cash flows.

As a result of the impairment charge described above, SLC believes that a breach of a financial covenant in the Company’s Omnibus Credit Agreement will occur on September 30, 2010. SLC has requested, and CBNA has indicated that it will grant, a waiver of this breach.

Forward-Looking Statements
Certain statements contained in this report that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are typically identified by the words or phrases “believe”, “expect”, “anticipate”, “intend”, “estimate”, “may increase”, “may result in”, “may fluctuate”, and similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could”.  These forward-looking statements involve risks and uncertainties which could cause the Company’s actual results to differ materially from those the Company expects. For a discussion of risks and uncertainties that may affect the future results of the Company, please see its periodic reports filed with the Securities and Exchange Commission and available on www.sec.gov.

Item 9.01. Financial Statements and Exhibits

(d)      Exhibits

Exhibit No.                      Description

10.1	Agreement and Plan of Merger by and among The Student Loan Corporation, Discover Bank and Academy Acquisition Corp., dated as of September 17, 2010

10.2
Asset Purchase Agreement by and among The Student Loan Corporation, Citibank, N.A., Citibank (South Dakota) National Association, SLC Student Loan Receivables I, Inc., Bull Run 1 LLC, SLM Education Credit Finance Corporation and SLM Corporation, dated as of September 17, 2010

10.3
Asset Purchase Agreement by and among The Student Loan Corporation, Citibank, N.A., SLC Student Loan Receivables I, Inc. and Citibank (South Dakota) National Association, dated as of September 17, 2010

10.4	Purchase Price Adjustment Agreement by and among The Student Loan Corporation, Discover Bank and Citibank, N.A., dated as of September 17, 2010

99.1	Voting and Support Agreement by and among Discover Bank, SLM Corporation and Citibank, N.A., dated as of September 17, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE STUDENT LOAN CORPORATION

Date: September 23, 2010

By: /s/ Joseph P. Guage
Name: Joseph P. Guage
Title: Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.                      Description

10.1	Agreement and Plan of Merger by and among The Student Loan Corporation, Discover Bank and Academy Acquisition Corp., dated as of September 17, 2010

10.2
Asset Purchase Agreement by and among The Student Loan Corporation, Citibank, N.A., Citibank (South Dakota) National Association, SLC Student Loan Receivables I, Inc., Bull Run 1 LLC, SLM Education Credit Finance Corporation and SLM Corporation, dated as of September 17, 2010

10.3
Asset Purchase Agreement by and among The Student Loan Corporation, Citibank, N.A., SLC Student Loan Receivables I, Inc. and Citibank (South Dakota) National Association, dated as of September 17, 2010

10.4	Purchase Price Adjustment Agreement by and among The Student Loan Corporation, Discover Bank and Citibank, N.A., dated as of September 17, 2010

99.1	Voting and Support Agreement by and among Discover Bank, SLM Corporation and Citibank, N.A., dated as of September 17, 2010